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                                                                   EXHIBIT 10.20

                      SECOND AMENDMENT TO REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT


         THIS SECOND AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Amendment") is made and entered into as of June 28, 2002, by and among PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation ("PSI"), PSYCHIATRIC SOLUTIONS OF ALABAMA, INC., a Tennessee corporation ("PS ALABAMA"), PSYCHIATRIC SOLUTIONS OF FLORIDA, INC., a Tennessee corporation ("PS FLORIDA"), PSYCHIATRIC SOLUTIONS OF TENNESSEE, INC., a Tennessee corporation ("PS TENNESSEE"), SOLUTIONS CENTER OF LITTLE ROCK, INC., a Tennessee corporation ("LITTLE ROCK"), PSYCHIATRIC SOLUTIONS OF NORTH CAROLINA, INC., a Tennessee corporation ("PS NORTH CAROLINA"), PSI COMMUNITY MENTAL HEALTH AGENCY MANAGEMENT, INC., a Tennessee corporation ("PSI COMMUNITY"), PSI-EAP, INC., a Delaware corporation ("PSI-EAP"), SUNSTONE BEHAVIORAL HEALTH, INC., a Tennessee corporation ("SUNSTONE"), THE COUNSELING CENTER OF MIDDLE TENNESSEE, INC., a Tennessee corporation ("COUNSELING CENTER"), PSI HOSPITALS, INC., a Delaware corporation ("PSI HOSPITALS"), PSI TEXAS HOSPITALS, LLC, a Texas limited liability company ("TEXAS HOSPITALS"), PSYCHIATRIC PRACTICE MANAGEMENT OF ARKANSAS, INC., a Tennessee corporation ("PPM ARKANSAS"), TEXAS CYPRESS CREEK HOSPITAL, L.P., a Texas limited partnership ("CYPRESS CREEK"), TEXAS WEST OAKS HOSPITAL, L.P., a Texas limited partnership ("WEST OAKS"), NEURO INSTITUTE OF AUSTIN, L.P., a Texas limited partnership ("NEURO INSTITUTE") (individually and collectively, the "ORIGINAL BORROWER"), AERIES HEALTHCARE CORPORATION, a Delaware corporation ("AERIES"), AERIES HEALTHCARE OF ILLINOIS, INC., an Illinois corporation ("AERIES ILLINOIS"), HOLLY HILL REAL ESTATE, LLC, a North Carolina limited liability company ("HOLLY HILL REAL ESTATE"), CYPRESS CREEK REAL ESTATE, L.P., a Texas limited partnership ("CYPRESS CREEK REAL ESTATE"), WEST OAKS REAL ESTATE, L.P., a Texas limited partnership ("WEST OAKS REAL ESTATE"), NEURO REHAB REAL ESTATE, L.P., a Texas limited partnership ("NEURO REHAB REAL ESTATE") (individually and collectively with Original Borrower, "BORROWER"), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("CAPITALSOURCE"), as administrative agent and collateral agent for Lenders (in such capacities, the "AGENT"), and the Lenders.

                                    RECITALS

         A. WHEREAS, pursuant to the terms and subject to the conditions of that certain Revolving Credit and Term Loan Agreement, dated as of November 30, 2001 by and among Agent, the Lenders and Original Borrower, as amended by that certain First Amendment to Revolving Credit and Term Loan Agreement, dated as of April 30, 2002 by and among Agent, the Lenders and Original Borrower (such Revolving Credit and Term Loan Agreement, as the same is hereby amended and may hereafter be amended from time to time, being hereinafter referred to as the "LOAN AGREEMENT"), Borrower was provided a Term Loan in the amount of $15,656,305, a Revolving Loan Facility in an aggregate amount not to exceed $17,500,000 and a


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Bridge Facility as a sub-facility of the Revolving Loan Facility in an aggregate amount not to exceed $1,200,000;

         B. WHEREAS, Borrower has requested, among other things, the Lenders add a term loan in the amount of $7,950,000; and

         C. WHEREAS, in furtherance of the foregoing and to evidence the agreements of the parties hereto in relation thereto the parties hereto desire to amend the Loan Agreement as hereinafter provided.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II
                          AMENDMENTS TO LOAN AGREEMENT

         The Loan Agreement is hereby amended as follows:

         2.01 AMENDMENT TO THE PREAMBLE. Effective as of the date of this Amendment, the preamble shall be amended and restated as follows:

                  "THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "AGREEMENT") dated as of November 30, 2001, is entered into among PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation ("PSI"), PSYCHIATRIC SOLUTIONS OF ALABAMA, INC., a Tennessee corporation ("PS ALABAMA"), PSYCHIATRIC SOLUTIONS OF FLORIDA, INC., a Tennessee corporation ("PS FLORIDA"), PSYCHIATRIC SOLUTIONS OF TENNESSEE, INC., a Tennessee corporation ("PS TENNESSEE"), SOLUTIONS CENTER OF LITTLE ROCK, INC., a Tennessee corporation ("LITTLE ROCK"), PSYCHIATRIC SOLUTIONS OF NORTH CAROLINA, INC., a Tennessee corporation ("PS NORTH CAROLINA"), PSI COMMUNITY MENTAL HEALTH AGENCY MANAGEMENT, INC., a Tennessee corporation ("PSI COMMUNITY"), PSI-EAP, INC., a Delaware corporation ("PSI-EAP"), SUNSTONE BEHAVIORAL HEALTH, INC., a Tennessee corporation ("SUNSTONE"), THE COUNSELING CENTER OF MIDDLE TENNESSEE, INC., a Tennessee corporation ("COUNSELING CENTER"), PSI HOSPITALS, INC., a Delaware corporation ("PSI HOSPITALS"), PSI TEXAS HOSPITALS, LLC, a Texas limited liability company ("TEXAS HOSPITALS"),


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         PSYCHIATRIC PRACTICE MANAGEMENT OF ARKANSAS, INC., a Tennessee
         corporation ("PPM ARKANSAS"), TEXAS CYPRESS CREEK HOSPITAL, L.P., a Texas limited partnership ("CYPRESS CREEK"), TEXAS WEST OAKS HOSPITAL, L.P., a Texas limited partnership ("WEST OAKS"), NEURO INSTITUTE OF AUSTIN, L.P., a Texas limited partnership ("NEURO INSTITUTE"), AERIES HEALTHCARE CORPORATION, a Delaware corporation ("AERIES"), AERIES HEALTHCARE OF ILLINOIS, INC., an Illinois corporation ("AERIES ILLINOIS"), HOLLY HILL REAL ESTATE, LLC, a North Carolina limited liability company ("HOLLY HILL REAL ESTATE"), CYPRESS CREEK REAL ESTATE, L.P., a Texas limited partnership ("CYPRESS CREEK REAL ESTATE"), WEST OAKS REAL ESTATE, L.P., a Texas limited partnership ("WEST OAKS REAL ESTATE"), NEURO REHAB REAL ESTATE, L.P., a Texas limited partnership ("NEURO REHAB REAL ESTATE") (individually and collectively, the "BORROWER"), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("CAPITALSOURCE"), as administrative agent and collateral agent for Lenders (in such capacities, the "AGENT"), and the Lenders."

         2.02 DELETION OF WHEREAS CLAUSE. Effective as of the date of this Amendment, the fourth "WHEREAS" clause shall be deleted in its entirety.

         2.03 AMENDMENT TO SECTION 2.6. Effective as of the date of this Amendment, Section 2.6 shall be amended and restated as follows:

                  "2.6 TERM LOAN. Subject to the terms and conditions set forth in this Agreement, each Lender agrees to loan to Borrower its Pro Rata Share of the Term Loan, which is in the aggregate original principal amount equal to the Maximum Loan Amount. The Term Loan shall be evidenced by Term Notes, payable to the order of each Lender in the principal amount of the Commitment of the applicable Lender, duly executed and delivered by Borrower. On the Closing Date, Borrower will authorize (a) the assignment by Healthcare to CapitalSource of Term Note A, Term Note B and Term Note C and the modification of each note pursuant to the Modification of Notes and Liens and (b) the issuance of Term Note D, which shall be in the original principal amount of $4,531,305 payable to the order of CapitalSource, duly executed and delivered by Borrower and dated the Closing Date (the "TERM NOTE D"). On the date of the Second Amendment, Borrower will authorize the issuance of Term Note E, which shall be in the original principal amount of $7,950,000 payable to the order of CapitalSource, duly executed and delivered by Borrower and dated as of the date of the Second Amendment (the "TERM NOTE E" and collectively with Term Note A, Term Note B, Term Note C and Term Note D, the "TERM NOTES"). Each Lender agrees to loan to Borrower on the Closing Date or the date of the Second Amendment, as applicable, the Maximum Loan Amount, in an amount not to exceed its Pro Rata Share, in the form of the Term Loan equal to such Maximum Loan Amount to be disbursed to (x) Healthcare, pursuant to the General Assignment and (y) the


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         appropriate Borrower's account(s) as set forth on Schedule 2.4. The
         Term Loan is not a revolving credit facility, and any repayments of principal shall be applied to permanently reduce the Term Loan. The Term Loan shall be evidenced by the Term Notes."

         2.04 AMENDMENT TO SECTION 2.8. Effective as of the date of this Amendment, Section 2.8 shall be amended and restated as follows:

         "2.8     REPAYMENT OF TERM LOAN; MATURITY

                  Payment of principal (in addition to the interest payments in Section 2.7) and all other amounts outstanding under the Term Loan shall be made monthly as follows:

                  (a) (i) $98,360 per month shall be due and payable, beginning July 1, 2002 and continuing on the 1st day of each month thereafter through the last month of the Term Loan Term or (ii) upon the payment of such amount required pursuant to Section 2.11(d), $94,190 per month shall be due and payable, beginning on the earlier to occur of (A) the PMR Merger Date and (B) September 1, 2002 and continuing on the 1st day of each month thereafter through the last month of the Term Loan Term; and

                  (b) the unpaid principal of the Term Loan and all other Obligations under the Term Loan shall be due and payable in full, and the Term Notes shall mature, if not earlier in accordance with this Agreement, on the earlier of (i) the occurrence of an Event of Default if required pursuant hereto or Agent's demand upon an Event of Default, and (ii) the last day of the Term Loan Term (such earlier date being the "TERM LOAN MATURITY DATE")."

         2.05 AMENDMENT TO SECTION 2.11. Effective as of the date of this Amendment, Section 2.11 shall be amended by amending and restating subsection
(c) in its entirety, and adding new subsections (d) and (e), which subsections shall read in their entirety as follows:

                  "(c) until such time as the Obligations relating to the Term Loan are indefeasibly paid in full in cash and fully performed, 50% of Borrower's Excess Cash Flow for each fiscal quarter shall be paid by Borrower to Agent, for the benefit of Lenders, and shall be applied by Agent to reduce the Obligations relating to the Term Loan. Such payments shall be made no later than sixty (60) calendar days after the end of the fiscal quarter to which such Cash Flow relates, but in any event, if any Borrower is public, not later than fifteen (15) calendar days after the required delivery to the Securities and Exchange Commission of Borrower's quarterly financial statements; provided, however, that such payments are to be applied to the Obligations relating to the Term Loan at such time and in such manner and order as Agent shall decide in its sole discretion. Borrower shall provide Agent with a year-end reconciliation report of Borrower's quarterly Excess Cash Flow sweeps for each fiscal year, which reconciliation report shall be


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         based on Borrower's audited financial statements for such fiscal year and which shall be delivered not later than thirty (30) days after preparation of Borrower's audited financial statements for such fiscal year;

                  (d) on or before the earlier to occur of (i) the PMR Merger Date and (ii) August 30, 2002, Borrower shall pay to Agent, for the benefit of Lenders, an aggregate amount equal to (A) $1,200,000 which amount shall be applied by Agent to reduce the Obligations relating to the Bridge Facility and (B) $1,000,000, which amount shall be applied by Agent to reduce the Obligations relating to Term Note E; and

                  (e) until such time as Term Loan E is indefeasibly paid in full in cash, an amount each month (if positive) equal to (i) the aggregate amount outstanding on the Term Loan E minus (ii) (A) 2.5 multiplied by (B) as of the end of such month, the twelve-month rolling average of EBITDA on the Riveredge Hospital Facility minus (iii) the aggregate amount of principal paid on Term Loan E for such month pursuant to Section 2.8(a). For purposes of Subsection 2.11(e)(ii) only, (x) for any month prior to and including April 2002, such EBITDA shall be deemed to be $241,670 per month, and (y) for any month after April 2002, such EBITDA shall be as provided by Borrower and approved by Lender."

         2.06 AMENDMENT TO SECTION 6.13. Effective as of the date of this Amendment, Section 6.13 shall be amended and restated as follows:

                  "6.13    RIGHT OF FIRST REFUSAL.

                  If at any time Borrower receives from a third party an offer, term sheet or commitment or makes a proposal (including without limitation any application filed in connection with a HUD Financing) accepted by any Person (each, an "OFFER") which provides for any type of debt financing to or for Borrower, Borrower shall notify Agent and Lenders of the Offer in writing (including all material terms of the Offer) and Agent and Lenders shall have 30 calendar days after Receipt of such notice (the "OPTION PERIOD") to agree to provide similar debt financing in the place of such Person upon substantially the same terms and conditions (or terms more favorable to such Borrower) as set forth in the Offer. Agent shall notify Borrower in writing of Agent's and Lenders' acceptance of the Offer pursuant hereto (the "ACCEPTANCE NOTICE"), in which case Borrower shall obtain such debt financing from Agent and Lenders and shall not accept the Offer from such other Person. If no Acceptance Notice has been Received from Agent within the Option Period, Borrower may consummate the Offer with the other Person on the terms and conditions set forth in the Offer (the "TRANSACTION"); provided, however, that none of foregoing or any failure by Agent to issue an Acceptance Notice shall be construed as a waiver of any of the terms, covenants or conditions of any of the Loan Documents. If the Transaction is not consummated on the terms set forth in the Offer or with the Person providing the Offer or during the ninety (90) calendar day period following the expiration of the


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         Option Period, Borrower shall not be permitted to consummate the
         Transaction without again complying with this Section 6.13. The provisions of this Section 6.13 shall survive the payment in full of the Obligations and termination of this Agreement for a period of six months. For purposes of this Section 6.13, "Lender" shall include CapitalSource Finance LLC and any of its parents, subsidiaries or affiliates. Notwithstanding anything to the contrary contained in this
         Section 6.13, the provisions of this Section 6.13 shall not include the offer of 1818 Mezzanine Fund, and acceptance by PSI, of the 1818 Mezzanine Fund Subordinated Indebtedness."

         2.07 AMENDMENT TO SECTION 7.1. Effective as of the date of this Amendment, Section 7.1 shall be amended and restated as follows:

                  "7.1     INDEBTEDNESS

                  Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, "PERMITTED INDEBTEDNESS"): (a) Indebtedness under the Loan Documents, (b) any Indebtedness set forth on Schedule 7.1; provided, that any refinancing of the Indebtedness set forth on Schedule 7.1 shall have the following terms: (i) the stated applicable pre-default or post-default interest rate (or the margin thereon if based on a variable rate) on such Indebtedness shall not be greater than the stated applicable pre-default or post-default interest rate (or the margin thereon if based on a variable rate) as in effect on the date hereof; (ii) the maximum principal amount outstanding under such Indebtedness as so refinanced does not exceed the maximum principal amount permitted to be outstanding on the date hereof; and (iii) no advances under such Indebtedness may be made on or after the date hereof, (c) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens permitted by Section 7.3(e); provided, that the aggregate amount thereof outstanding at any time shall not exceed $75,000, (d) Indebtedness in connection with advances made by a stockholder in order to cure any default of the financial covenants set forth on Annex I; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Agent's and Lenders' rights and in form and substance satisfactory to Agent;
         (e) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than 120 calendar days from the billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower's independent accountants shall have been reserved; (f) Indebtedness owing by any Borrower to another Borrower; provided, that such Indebtedness shall be (i) evidenced by a note, (ii) on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Agent's and Lenders' rights


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         and in form and substance satisfactory to Agent, and (iii) pledged to
         Agent, for the benefit of itself and Lenders, (g) borrowings incurred in the ordinary course of business and not exceeding $10,000 individually or in the aggregate outstanding at any one time and (h) the 1818 Mezzanine Fund Subordinated Indebtedness; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Agent's and Lenders' rights and in form and substance satisfactory to Agent. Borrower shall not make prepayments on any existing or future Indebtedness to any Person other than to Agent, for the benefit of Lenders, or to the extent specifically permitted by this Agreement or any subsequent agreement between Borrower, Agent and Lenders.

         2.08 AMENDMENT TO SECTION 7.4. Effective as of the date of this Amendment, Section 7.4 shall be amended and restated as follows:

         "7.4     INVESTMENTS; NEW FACILITIES OR COLLATERAL; SUBSIDIARIES

                  Borrower, directly or indirectly, shall not (a) purchase, own, hold, invest in or otherwise acquire obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture; provided, however, Borrower may consummate the Aeries Acquisition, or (b) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than those created by the Loan Documents and Permitted Indebtedness set forth on Schedule 7.1 and other than (i) trade credit extended in the ordinary course of business, (ii) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, and (iii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business. Borrower, directly or indirectly, shall not purchase, own, operate, hold, invest in or otherwise acquire any facility, property or assets or any Collateral that is not located at the locations set forth on Schedule 5.18B, unless Borrower shall provide to Agent at least thirty (30) Business Days prior written notice. Borrower shall have no Subsidiaries other than Borrowers hereunder."

         2.09 AMENDMENT TO SECTION 7.5. Effective as of the date of this Amendment, Section 7.5 shall be amended and restated as follows:

         "7.5     DIVIDENDS; REDEMPTIONS

                  Borrower shall not (a) declare, pay or make any dividend or distribution on any shares of capital stock or other securities or interests (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock), (b) apply any of its funds, property or assets to the acquisition,


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         redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (provided, however, that Borrower may redeem its capital stock from terminated employees pursuant to, but only to the extent required under, the terms of the related employment agreements as long as no Default or Event of Default has occurred and is continuing or would be caused by or result therefrom), (c) otherwise make any payments or Distributions to any stockholder, member, partner or other equity owner in such Person's capacity as such, or (d) make any payment of any management, service or related or similar fee to any Person or with respect to any facility owned, operated or leased by Borrower; provided, that nothing contained in this Section 7.5 shall prevent Borrower from making any payments and/or consummating any transactions permitted pursuant to the Intercreditor Agreement."

         2.10 AMENDMENT TO SECTION 7.6. Effective as of the date of this Amendment, Section 7.6 shall be amended and restated as follows:

          "7.6    TRANSACTIONS WITH AFFILIATES

                  Borrower shall not enter into or consummate any transaction of any kind with any of its affiliates or any Guarantor or any of their respective affiliates other than: (a) salary, bonus, employee stock option and other compensation and employment arrangements with directors or officers in the ordinary course of business; provided, that no payment of any bonus shall be permitted if a Default or Event of Default has occurred and remains in effect or would be caused by or result from such payment, (b) distributions and dividends permitted pursuant to Section 7.5, (c) transactions on overall terms at least as favorable to Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, (d) transactions with Agent or Lenders or any affiliate of Agent or Lenders, (e) payments permitted under and pursuant to written agreements entered into by and between Borrower and one or more of its affiliates that both (i) reflect and constitute transactions on overall terms at least as favorable to Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, and (ii) are subject to such terms and conditions as determined by Agent in its sole discretion; provided, that notwithstanding the foregoing Borrower shall not (A) enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness of any of its affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to agreement for any Indebtedness of any such affiliate, or (B) make any payment to any of its affiliates in excess of $10,000 without the prior written consent of Agent or (f) payments and/or transactions permitted pursuant to the Intercreditor Agreement."


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         2.11     AMENDMENT TO SECTION 7.9. Effective as of the date of this
Amendment, Section 7.9 shall be amended and restated as follows:

         "7.9     PAYMENT ON SUBORDINATED DEBT.

                  Borrower shall not (a) make any prepayment of any part or all of any Subordinated Debt, (b) repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity, or
         (c) enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt; provided, however, that Borrower may make payments on any Subordinated Debt in accordance with the provisions of the note evidencing such Subordinated Debt, or if more restrictive, the provisions of any Subordination Agreement or the Intercreditor Agreement, each as in effect on the date hereof. Notwithstanding the foregoing, Borrower shall not make any payments on any Subordinated Debt if a Default or Event of Default shall have occurred and be continuing or would occur as a result of any payment on such Subordinated Debt (unless, with respect to the 1818 Mezzanine Fund Subordinated Indebtedness, such payment is permitted pursuant to the Intercreditor Agreement)."

         2.12 ADDITION OF SECTION 7.10. Effective as of the date of this Amendment, the Loan Agreement shall be amended by adding a new Section 7.10 which shall read in its entirety as follows:

         "7.10    AMENDMENT OF THE 1818 MEZZANINE FUND SUBORDINATED DEBT
         DOCUMENTS.

                  Borrower shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to the 1818 Mezzanine Fund Subordinated Debt Documents the effect of which is to
         (a) increase the maximum principal amount of the 1818 Mezzanine Fund Subordinated Indebtedness or rate of interest on any of the 1818 Mezzanine Fund Subordinated Indebtedness, (b) change the dates upon which payments of principal or interest on the 1818 Mezzanine Fund Subordinated Indebtedness are due, (c) change or add any event of default or any covenant with respect to the 1818 Mezzanine Fund Subordinated Indebtedness, (d) change any redemption or prepayment provisions of the 1818 Mezzanine Fund Subordinated Indebtedness, (e) alter the subordination provisions with respect to the 1818 Mezzanine Fund Subordinated Indebtedness, including, without limitation, subordinating the 1818 Mezzanine Fund Subordinated Indebtedness to any other indebtedness, (f) take any liens or security interests in any assets of Borrower or any guarantor of the 1818 Mezzanine Fund Subordinated Indebtedness or (g) change or amend any other term of the 1818 Mezzanine Fund Subordinated Debt Documents if such change or amendment would result in an Event of Default, increase the obligations of Borrower or any guarantor of the 1818 Mezzanine Fund Subordinated Indebtedness or confer


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

         additional material rights on 1818 Mezzanine Fund or any other holder of the 1818 Mezzanine Fund Subordinated Indebtedness in a manner adverse to Borrower, any such guarantor or Agent."

         2.13 ADDITION OF DEFINITIONS TO APPENDIX A. Effective as of the date of this Amendment, Appendix A shall be amended by adding the following definitions thereto in alphabetical order:

                  "1818 Mezzanine Fund" shall mean The 1818 Mezzanine Fund II, L.P., a Delaware limited partnership.

                  "1818 Mezzanine Fund Subordinated Indebtedness" shall mean the subordinated indebtedness owing by PSI (and any other Borrower who is a party or obligor thereunder) to 1818 Mezzanine Fund pursuant to the Securities Purchase Agreement.

                  "1818 Mezzanine Fund Subordinated Debt Documents" shall mean the Securities Purchase Agreement and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the 1818 Mezzanine Fund Subordinated Indebtedness.

                  "Aeries Acquisition" shall mean the acquisition contemplated by the Stock Purchase Agreement.

                  "HUD Financing" shall mean any type of financing to or for Borrower from the U.S. Department of Housing and Urban Development.

                  "Intercreditor Agreement" shall mean that certain Subordination and Intercreditor Agreement, dated as June 28, 2002, by and among Agent, 1818 Mezzanine Fund and Borrower, as amended, supplemented, restated or otherwise modified from time to time as permitted thereunder.

                  "PMR Acquisition" shall mean PMR Acquisition Corporation, a Delaware corporation.

                  "PMR Corporation" shall mean PMR Corporation, a Delaware corporation.

                  "PMR Merger" shall mean the merger contemplated by the PMR Merger Agreement.

                  "PMR Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of May 6, 2002, by and between PMR Corporation, PMR Acquisition and PSI, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 28, 2002, and as further amended or modified in accordance with its terms.

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                  "PMR Merger Date" shall mean the date the PMR Merger is
         consummated.

                  "Riveredge Hospital Facility" shall mean that certain property located at 8311 West Roosevelt Road, Forest Park, Illinois 60130.

                  "Second Amendment" shall mean that certain Second Amendment to Revolving Credit and Term Loan Agreement, dated as of June 28, 2002, by and among Agent, Lenders and Borrower.

                  "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of June 28, 2002 by and between PSI and 1818 Mezzanine Fund, as amended, supplemented, restated or otherwise modified from time to time as permitted hereunder.

                  "Seller Notes" shall mean the indebtedness owing to the Shareholders of Aeries Corporation pursuant to the Aeries Stock Purchase Agreement and the Indebtedness identified in each Subordination Agreement.

                  "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement, dated as of June 20, 2002 by and between PSI and the Shareholders of Aeries Corporation (as identified therein), as amended, supplemented, restated or otherwise modified from time to time as permitted hereunder.

         2.14 AMENDMENT TO DEFINITIONS IN APPENDIX A. Effective as of the date of this Amendment, the following definitions contained in Appendix A to the Loan Agreement shall be amended and restated as follows:

                  "Facility Cap" shall mean the lesser of (i) $17,500,000, or (ii) $40,000,000 minus the aggregate outstanding amount of the Term Loan.

                  "Liability Event" shall mean any event, fact, condition or circumstance or series thereof (i) in or for which any Borrower becomes liable or otherwise responsible for any amount owed or owing to any Medicaid or Medicare program by a provider under common ownership with such Borrower or any provider owned by such Borrower pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority after the failure of any such provider to pay any such amount when owed or owing, (ii) in which Medicaid or Medicare payments to any Borrower are lawfully set-off against payments to such or any other Borrower to satisfy any liability of or for any amounts owed or owing to any Medicaid or Medicare program by a provider under common ownership with such Borrower or any provider owned by such Borrower pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority, excluding any cost report liability which has been appropriately recorded in Borrower's financial statements in accordance with GAAP and appropriately reserved with respect to any Borrowing Base calculation, or (iii) any of the foregoing under clauses (i) or (ii) in each case pursuant to statutory or regulatory provisions that are similar to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority referenced in clauses (i) and (ii) above or successor provisions thereto.

                  "Loan Documents" shall mean, collectively and each individually, the Agreement, the Notes, the Security Documents, the Guarantees, the Stock Pledge Agreements, the Assignment of Liens, the General Assignment, the Modification of Notes and Liens, the Assignment of Representations, Warranties, Covenants and Indemnities, the Lockbox Agreements, the Participation Agreement, the Uniform Commercial Code Financing Statements, the Subordination Agreements, the Intercreditor Agreement, the Landlord Waiver and Consents, the Borrowing Certificates, the Warrant Agreement and the Warrant and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Agent in connection with any of the foregoing or the Loans, as the same may be amended, modified or supplemented from time to time.

                  "Maximum Loan Amount" shall mean $23,606,305.

                  "Minimum Termination Fee" shall mean (for the time period indicated) the amount equal to (i) 4% of the Facility Cap, if the date of notice of such termination by Borrower is after the Closing Date but before the second anniversary of the Closing Date; and (ii) 3% of the Facility Cap, if the date of notice of such termination by Borrower is on or after the second anniversary of the Closing Date.

                  "Real Property" shall mean shall mean that certain property located at (a) 17750 Cali Drive, Houston, Texas 77090 (Cypress Creek Hospital), (b) 6500 Hornwood Drive, Houston, Texas 77074 (West Oaks Hospital), (c) 3019 Falstaff Road, Raleigh, North Carolina (Holly Hill Hospital), (d) 1106 W. Dittmar Road, Austin, Texas 78745 (Texas NeuroRehab Center) and (e) 8311 West Roosevelt Road, Forest Park, Illinois 60130 (Riveredge Hospital), each as more particularly described in its respective Mortgage.

                  "Revolving Facility" shall mean a revolving credit facility provided by Lenders to Borrower pursuant to Section 2.1.

                  "Stock Pledge Agreement" shall mean, collectively and each individually, (i) that certain Stock Pledge Agreement, as amended by that certain First Amendment to Stock Pledge Agreement, executed by PSI in favor of Agent, for the benefit of itself and Lenders, (ii) that certain Stock Pledge Agreement executed by PS Tennessee in favor of Agent, for the benefit of itself and Lenders, (iii) that certain Stock Pledge Agreement executed by PSI Hospitals in favor of Agent, for the benefit of itself and Lenders, (iv) that certain Stock Pledge Agreement executed by Texas Hospitals in favor of Agent, for the benefit of itself and Lenders, (v) that certain Stock Pledge Agreement executed by Aeries

         Corporation in favor of Agent, for the benefit of itself and Lenders, and (vi) any additional stock pledge agreements executed by a Borrower or Guarantor in favor of Agent, for the benefit of itself and Lenders, as the same may be modified, amended or supplemented from time to time.

                  "Subordinated Debt" shall mean any Indebtedness of Borrower that is expressly subordinated to the Obligations, including, without limitation, (i) the Indebtedness identified in each Subordination Agreement, (ii) the 1818 Mezzanine Fund Subordinated Indebtedness and (iii) the Seller Notes.

                  "Term Loan" shall mean a term loan facility provided by Lenders to Borrower pursuant to Section 2.6.

                   "Term Note(s)" shall mean, collectively and each individually, Term Note A, Term Note B, Term Note C, Term Note D, Term Note E and any additional promissory note(s) payable to the order of each Lender executed by Borrower evidencing the Term Loan, as the same may be modified, amended or supplemented from time to time.

         2.15 AMENDMENT TO ANNEX I. Effective as of the date of this Amendment, Annex I shall be amended and restated to read as set forth on Annex I attached hereto.

         2.16 AMENDMENT TO SCHEDULE 5.3. Effective as of the date of this Amendment, Schedule 5.3 shall be amended and restated to read as set forth on
Schedule 5.3 attached hereto.

         2.17 AMENDMENT TO SCHEDULE 5.4. Effective as of the date of this Amendment, Schedule 5.4 shall be amended and restated to read as set forth on
Schedule 5.4 attached hereto.

         2.18 AMENDMENT TO SCHEDULE 5.15. Effective as of the date of this Amendment, Schedule 5.15 shall be amended and restated to read as set forth on
Schedule 5.15 attached hereto.

         2.19 AMENDMENT TO SCHEDULE 5.16. Effective as of the date of this Amendment, Schedule 5.16 shall be amended and restated to read as set forth on
Schedule 5.16 attached hereto.

         2.20 AMENDMENT TO SCHEDULE 5.17. Effective as of the date of this Amendment, Schedule 5.17 shall be amended and restated to read as set forth on
Schedule 5.17 attached hereto.

         2.21 AMENDMENT TO SCHEDULE 5.18A. Effective as of the date of this Amendment, Schedule 5.18A shall be amended and restated to read as set forth on
Schedule 5.18A attached hereto.

         2.22 AMENDMENT TO SCHEDULE 5.18B. Effective as of the date of this Amendment, Schedule 5.18B shall be amended and restated to read as set forth on
Schedule 5.18B attached hereto.

         2.23 AMENDMENT TO SCHEDULE 7.1. Effective as of the date of this Amendment, Schedule 7.1 shall be amended and restated to read as set forth on
Schedule 7.1 attached hereto.

         2.24 AMENDMENT TO SCHEDULE A-1. Effective as of the date of this Amendment, Schedule A-1 shall be amended and restated to read as set forth on Schedule A-1 attached hereto.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

         3.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent, unless specifically waived in writing by
Lender:

                  (a) Agent shall have received each of the following, each in form and substance satisfactory to Agent, in its sole discretion, and, where applicable, each duly executed by each party thereto:

                           (i)      this Amendment, duly executed by Borrower;

                           (ii)     Term Note E, duly executed by Borrower;

                           (iii) that certain First Amendment to Stock Pledge Agreement, duly executed by PSI in favor of Agent, for the benefit of itself and Lenders, together with all appropriate stock powers and stock certificates;

                           (iv) that certain Stock Pledge Agreement duly executed by Aeries Corporation in favor of Agent, for the benefit of itself and Lenders, together with all appropriate stock powers and stock certificates;

                           (v) the Joinder Agreement, duly executed by Aeries Corporation and Aeries Acquisition;

                           (vi) a Borrowing Certificate for the June 28, 2002 requested Advance;

                           (vii) a Secretary's Incumbency Certificate from each Borrower (except Aeries Corporation and Aeries Acquisition) certified by the secretary of each Borrower with specimen signatures of the officers of such Borrower who are authorized to sign such documents attaching (A) copies of amendments, if any, to such Borrower's constituent organizational documents, (B) certified copies of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment and any and all other Loan Documents executed by Borrower in connection herewith, and (C) true and correct copies of applicable certificates of existence, good standing and/or authority to transact business issued by the appropriate governmental official in the state in which such Borrower is incorporated or organized, as applicable, and in each other state in which such Borrower is required to be qualified;

                           (viii) a Secretary's Incumbency Certificate from each of Aeries Corporation and Aeries Acquisition certified by the secretary of each Borrower with specimen signatures of the officers of such Borrower who are authorized to sign such documents attaching (A) a copy of such Borrower's constituent organizational documents, (B) certified copies of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment and any and all other Loan Documents executed by Borrower in connection herewith, and (C) true and correct copies of applicable certificates of existence, good standing and/or authority to transact business issued by the appropriate governmental official in the state in which such Borrower is incorporated or organized, as applicable, and in each other state in which such Borrower is required to be qualified;

                           (ix) the written legal opinion of counsel for Borrower and Guarantors, including local Chicago, Illinois counsel, in form and substance satisfactory to Agent and its counsel;

                           (x) the Subordination Agreements, duly executed by each such holder of Subordinated Debt, each in form and substance satisfactory to Agent;

                           (xi) the Intercreditor Agreement, duly executed by 1818 Mezzanine Fund and Borrower, in form and substance satisfactory to Agent;

                           (xii) each other applicable Loan Document, each duly executed, each in form and substance satisfactory to Agent in its sole discretion;

                           (xiii) (A) a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed with respect to each Borrower and Guarantor in each jurisdiction determined by Agent in its sole discretion, and such report shall show no Liens on the Collateral (other than Permitted Liens), (B) each document (including, without limitation, any Uniform Commercial Code financing statement) required by any Loan Document or under law or requested by Agent to be filed, registered or recorded to create, in favor of Agent, for the benefit of Lenders, a perfected first priority security interest upon the Collateral, and (C) evidence of each such filing, registration or recordation and of the payment by Borrower of any necessary fee, tax or expense relating thereto;

                           (xiv) all in form and substance satisfactory to Agent in its sole discretion, such consents, approvals and agreements, including, without limitation, any applicable Landlord Waivers and Consents with respect to any and all leases pertaining to the Riveredge Hospital Facility, from such third parties as Agent and its counsel shall determine are necessary or desirable with respect to (A) the Loan Documents and/or the transactions contemplated thereby, and/or
                  (B) claims against any Borrower or Guarantor or the Collateral;

                           (xv) a mortgagee title insurance policy on the Riveredge Hospital Facility (or binding commitment therefor) in form and substance and from Chicago Title Insurance Company or such other title insurer reasonably acceptable to Agent, on an A.L.T.A. 1970 form designated by Agent, which title insurance policy shall (A) specifically contain no exception as to survey matters or creditors rights, (B) contain affirmative coverage against mechanics', contractors', suppliers' and/or materialmen's liens, which may be filed or unfiled, (C) must affirmatively insure that the mortgage or deed of trust is a valid first lien against the fee simple, marketable estate, insuring Agent and Lenders for a sum not less than the maximum principal amount of the Term Loan, (D) insure any easements or leases necessary to access the Riveredge Hospital Facility and such easements or leases shall not be subject to any prior liens, encumbrances, covenants or restrictions and (E) contain such endorsements as may be reasonably required by Agent; provided, however, that such mortgagee title insurance policy may contain the usual "pending disbursements" clause, if applicable;

                           (xvi) evidence that Borrower has a fee simple title to the Riveredge Hospital Facility and to the material fixtures, equipment, furniture and personal property encumbered by the Loan Documents, and such title shall be marketable, and free and clear of all defects, liens, encumbrances, security interests, assessments, restrictions and easements, unless otherwise approved in writing by Agent;

                           (xvii)   in form and substance reasonably
                  satisfactory to Agent, evidence that the Riveredge Hospital Facility and all improvements (to the extent required) (i) comply with applicable codes, regulations and ordinances, (ii) are zoned for their current use, (iii) are adequately served by public utilities, (iv) are completed free of mechanics and materialmens liens, (v) are not the subject to any pending or threatened litigation, (vi) are not the subject of any pending or threatened condemnation proceeding, (vii) have not been damaged by fire or other casualty and (viii) are not within a special flood hazard area and are not eligible for flood insurance under the U.S. Flood Disaster Protection Act of 1973, as amended, or such other flood insurance which in Agent's reasonable opinion adequately protects against the risk of damage by flood;

                           (xviii)  in form and substance reasonably
                  satisfactory to Agent, evidence that all taxes and assessments on all Real Property owned by Borrower and Guarantors have currently been paid, settlement copies of all recent real estate tax bills, with proof of payment, together with evidence that the mortgaged premises is a separately identifiable tax lot;

                           (xix)    in form and substance reasonably
                  satisfactory to Agent, a report of a search of the public records performed against the Riveredge Hospital Facility, Borrower and Guarantor in each state and local jurisdiction, and such report shall show no conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements filed and/or recorded against the

                  Riveredge Hospital Facility, Borrower and Guarantor, other than liens which are specifically permitted under this Agreement;

                           (xx) each in form and substance satisfactory to Agent, any and all property as-built A.L.T.A. surveys, environmental reports and other third party reports as Agent shall deem necessary or appropriate; provided, that the environmental report must address such matters as Agent shall request in its sole and absolute discretion, including, without limitation, confirmation of the absence of asbestos in any form that is or could become friable and confirmation of the absence of underground storage tanks;

                           (xxi) copies of all licenses and permits required for Borrower to conduct the business in which it is currently engaged or is contemplated pursuant to the Loan Documents or shall have received an opinion from licensure counsel verifying that all approvals for licensure have been granted;

                           (xxii) copies of all material agreements between Borrower and any healthcare management consultants and/or agents, including documents relating to borrowed money, capital leases and occupancy leases;

                           (xxiii)  copies of all participation agreements
                  relating to medical plans of Borrower;

                           (xxiv) the 1818 Mezzanine Fund Subordinated Debt Documents, duly executed by PSI and 1818 Mezzanine Fund and in form and substance satisfactory to Agent;

                           (xxv) that certain Stock Purchase Agreement, duly executed by PSI and the Shareholders of Aeries Corporation and in form and substance satisfactory to Agent; and

                           (xxvi) all other documents Agent may request with respect to any matter relevant to this Amendment or the transactions contemplated hereby.

                  (b) If access to the Riveredge Hospital Facility is by means of easements or leases, said easements or leases shall be satisfactory in form and substance to Agent, shall be covered by the mortgagee title insurance policy.

                  (c) All streets necessary to serve the Riveredge Hospital Facility for the use represented by Borrower shall have been completed and shall be serviceable and all streets to be dedicated shall have been dedicated and accepted for public use and maintenance.

                  (d) The representations and warranties contained herein and in the Loan Agreement and the other documents executed in connection with the Loan Agreement (herein referred to as "LOAN DOCUMENTS"), as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

                  (e) Agent shall have completed its due diligence examinations of Borrower, each Subsidiary and each Guarantor, the results of which shall be satisfactory in form and substance to Agent.

                  (f) No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Lender.

                  (g) On or before the Closing Date, Borrower shall pay to Agent, for the ratable benefit of Lenders, $39,750, as a nonrefundable commitment fee. Borrower shall pay Agent a structuring fee as provided in the letter agreement between Agent and Borrower dated as of the date of the Second Amendment.

                  (h) The 1818 Mezzanine Fund Subordinated Debt Documents shall have been duly executed and delivered by the parties thereto and shall be on terms and conditions satisfactory to Agent in its sole discretion, and all conditions precedent contemplated by those agreements shall have been satisfied or waived.

                  (i) The Stock Purchase Agreement and all documents related thereto shall have been duly executed and delivered by the parties thereto and shall be on terms and conditions satisfactory to Agent in its sole discretion, and all conditions precedent contemplated by those agreements shall have been satisfied or waived.

                  (j) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender.

                                   ARTICLE IV
                                 LIMITED WAIVER

         By execution of this Amendment, Agent and Lenders hereby waive any Event of Default that would otherwise occur or exist under Section 7.4 of the Loan Agreement solely as a result of Borrower's creation of Holly Hill Real Estate, Cypress Creek Real Estate, West Oaks Real Estate and Neuro Rehab Real Estate. Except as specifically provided in this Article IV, nothing contained herein shall be construed as a consent or waiver by Agent or Lenders of any covenant or provision of the Loan Agreement (including, but not limited to, the consummation of the PMR Merger), the other Loan Documents, this Amendment or any other contract or instrument among the Borrower, Agent and Lenders, and the failure of Agent or Lenders at any time or times hereafter to require strict performance by the Borrower of any provision thereof shall not waive, affect or diminish any right of Agent or Lenders to thereafter demand strict compliance therewith.

                                   ARTICLE V
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

         5.01 RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Agent and Lenders agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         5.02 REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to Lenders that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate or limited partnership or limited liability company action (as applicable) on the part of the Borrower and will not violate the Articles (or Certificates) of Incorporation or Bylaws of the Borrower that are corporations or the limited partnership agreements or certificates of limited partnership of the Borrower that are limited partnerships or the articles of formation/organization, regulations or limited liability company agreements of the Borrower that are limited liability companies; (b) each of the Borrower's Board of Directors (or the general partner of the applicable limited partnership) or the members or the Board of Managers of the applicable limited liability company has authorized the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (d) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Lenders; (e) the Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; and (f) the Borrower has not amended their Articles (or Certificates) of Incorporation or their Bylaws or similar organizational documents since the date of the Loan Agreement, except as otherwise disclosed to Agent.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         6.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent and Lenders or any closing shall affect the representations and warranties or the right of Agent and Lenders to rely upon them.

         6.02 REFERENCE TO LOAN AGREEMENT. Each of the Loan Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

         6.03 EXPENSES OF AGENT AND LENDERS. As provided in the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent and Lenders, or their Affiliates, in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of legal counsel, and all costs and expenses incurred by Agent and Lenders in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of legal counsel.

         6.04 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         6.05 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Agent and Lenders.

         6.06 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 6.06, and each party to this Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Amendment.

         6.07 EFFECT OF WAIVER. No consent or waiver, express or implied, by Agent or Lenders to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

         6.08 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         6.09 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

         6.10 FINAL AGREEMENT. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN

DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER.

         6.11 RELEASE BY THE BORROWER. THE BORROWER HEREBY ACKNOWLEDGES THAT THEY HAVE NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDERS. THE BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND LENDERS AND THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "RELEASED PARTIES"), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

             [The Remainder of this Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

                             BORROWER:

                             PSYCHIATRIC SOLUTIONS, INC.
                             PSYCHIATRIC SOLUTIONS OF ALABAMA, INC.
                             PSYCHIATRIC SOLUTIONS OF FLORIDA, INC.
                             PSYCHIATRIC SOLUTIONS OF TENNESSEE, INC.
                             SOLUTIONS CENTER OF LITTLE ROCK, INC.
                             PSYCHIATRIC SOLUTIONS OF NORTH CAROLINA, INC.
                             PSI COMMUNITY MENTAL HEALTH AGENCY MANAGEMENT, INC. PSI-EAP, INC.
                             SUNSTONE BEHAVIORAL HEALTH, INC.
                             THE COUNSELING CENTER OF MIDDLE TENNESSEE, INC.
                             PSI HOSPITALS, INC.
                             PSI TEXAS HOSPITALS, LLC
                             PSYCHIATRIC PRACTICE MANAGEMENT OF ARKANSAS, INC. AERIES HEALTHCARE CORPORATION
                             AERIES HEALTHCARE OF ILLINOIS
                             HOLLY HILL REAL ESTATE, LLC


                             By:      /s/ Steven T. Davidson
                                 ---------------------------------------------
                             Name:       Steven T. Davidson
                                  --------------------------------------------
                             Title:      Vice President
                                    ------------------------------------------

                         TEXAS CYPRESS CREEK HOSPITAL, L.P.
                         TEXAS WEST OAKS HOSPITAL, L.P.
                         NEURO INSTITUTE OF AUSTIN, L.P.
                         CYPRESS CREEK REAL ESTATE, L.P.
                         WEST OAKS REAL ESTATE, L.P.
                         NEURO REHAB REAL ESTATE, L.P.

                         By: PSI Texas Hospitals, LLC, general partner for each

                                  By:  /s/ Steven T. Davidson
                                     -----------------------------------------
                                  Name: Steven T. Davidson
                                       ---------------------------------------
                                  Title: Vice President
                                        --------------------------------------


                         AGENT AND LENDER:

                         CAPITALSOURCE FINANCE LLC


                         By: /s/ Kathleen M. Miko
                            --------------------------------------------------
                         Name: Kathleen M. Miko
                              ------------------------------------------------
                         Title: Vice President & Deputy General Counsel
                                ----------------------------------------------

                                     ANNEX I

                               FINANCIAL COVENANTS


         1)       MINIMUM CENSUS

                  As of the last day of each Monthly Test Period, (a) the aggregate combined census levels at the facilities owned, operated or leased by Borrower and (b) the census level at each facility, shall be not less than 85% of the census levels for such applicable calendar months for the facilities listed on Schedule A-1.


         2)       NET LEVERAGE RATIO (TERM LOAN/EBITDA)

                  As of the last day of each Leverage Test Period, the Net Leverage Ratio shall not exceed 3.00:1.00.


         3)       TOTAL LEVERAGE RATIO (TOTAL DEBT/EBITDA)

                  As of the last day of each Leverage Test Period beginning on June 30, 2002 through and including December 31, 2002, the Total Leverage Ratio shall not exceed 3.94:1.00. As of the last day of each Leverage Test Period beginning on January 1, 2003 through and including March 31, 2003, the Total Leverage Ratio shall not exceed 3.72:1.00. As of the last day of each Leverage Test Period beginning on April 1, 2003 through and including December 31, 2003, the Total Leverage Ratio shall not exceed 3.50:1.00. As of the last day of each Leverage Test Period beginning on January 1, 2004 through and including December 31, 2004, the Total Leverage Ratio shall not exceed 3.28:1.00. As of the last day of each Leverage Test Period beginning on January 1, 2005 through and including December 31, 2005, the Total Leverage Ratio shall not exceed 3.06:1.00. As of the last day of each Leverage Test Period after January 1, 2006, the Total Leverage Ratio shall not exceed 2.84:1.00.

         4)       SENIOR LEVERAGE RATIO

                  As of the last day of each Leverage Test Period beginning on June 30, 2002 through and including March 31, 2003, the Senior Leverage shall not exceed 3.06:1.00. As of the last day of each Leverage Test Period beginning on April 1, 2003 through and including December 31, 2003, the Senior Leverage shall not exceed 2.84:1.00. As of the last day of each Leverage Test Period beginning on January 1, 2004 through and including December 31, 2004, the Senior Leverage shall not exceed 2.63:1.00. As of the last day of each Leverage Test Period after January 1, 2005, the Senior Leverage shall not exceed 2.41:1.00.


         5)       INTEREST COVERAGE RATIO (EBITDA/INTEREST EXPENSE)

                  As of the last day of each Monthly Test Period beginning on June 30, 2002 through and including March 31, 2003, the Interest Coverage Ratio shall not be less than 2.25:1.00. As of the last day of each Monthly Test Period beginning on April 1, 2003 through and including March 31, 2004, the Interest Coverage Ratio shall not be less than 2.53:1.00. As of the last day of each Monthly Test Period after April 1, 2004, the Interest Coverage Ratio shall not be less than 2.81:1.00.

         6)       FIXED CHARGE RATIO (EBITDA/FIXED CHARGES)

                  As of the last day of each Monthly Test Period beginning June 30, 2002 through and including July 31, 2002, the Fixed Charge Ratio shall be a minimum of 1.50:1.00. As of the last day of each Monthly Test Period beginning August 1, 2002 through and including March 31, 2003, the Fixed Charge Ratio shall be a minimum of 1.35:1.00. As of the last day of each Monthly Test Period after April 1, 2003, the Fixed Charge Ratio shall not be less than 1.50:1.00. For purposes of this financial covenant only, the following shall be excluded from calculation of the Fixed Charge Ratio: (a) the aggregate amount of all principal payments made in an aggregate amount not to exceed $2,500,000 by Borrower to The Brown Schools, Inc. in accordance with the provisions of the note evidencing such Subordinated Debt, (b) all non-cash interest expenses related to such Seller Notes and (c) such other non-occurring charges as Agent may consent to in its sole discretion (e.g., computer conversions).

         7)       MINIMUM DEBT SERVICE COVERAGE RATIO

                  As of the last day of each Monthly Test Period, the Debt Service Coverage Ratio shall not exceed 1.90:1.00.


         8)       MINIMUM UNIT MANAGEMENT DIVISION EBITDA

                  As of the last day of each Monthly Test Period after June 30, 2002, Borrower shall not permit its EBITDA for each Monthly Test Period, to be less than an annualized amount equal to $3,500,000; provided, however, that beginning June 30, 2002 through and including the earlier to occur of the PMR Merger and (b) August 31, 2002, Borrower shall not permit its EBITDA for each Monthly Test Period to be less than an annualized amount equal to $5,500,000. For purposes of this financial covenant, the term "EBITDA" of any Person shall relate solely to the Unit Management Division and shall be calculated giving effect to overhead allocated to the Unit Management Division.

         For purposes of the covenants set forth in this Annex I, the terms listed below shall have the following meanings:

                  "Capital Expenditures" shall mean, for any Test Period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during the Test Period that are or should be treated as capital expenditures under GAAP.

                  "Cash Equivalents" shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("MOODY'S") is at least P-2 or the equivalent thereof in each case with maturities of not more than six months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an "Approved Bank"), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

                  "Debt Service Coverage Ratio" shall mean, at any date of determination, for Borrower individually and on a consolidated and consolidating basis, without duplication, the ratio of (a) EBITDA for the Monthly Test Period most recently ended before such date (taken as one accounting period), to (b) Total Debt Service for the Monthly Test Period most recently ended before such date (taken as one accounting period).

                  "EBITDA" shall mean, for any Test Period, the sum, without duplication, of the following for Borrower, on a consolidated and consolidating basis: Net Income determined in accordance with GAAP, plus, (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, and (f) gain or loss from any sale of assets, other than sales in the ordinary course of business, all of the foregoing determined in accordance with GAAP.

                  "Fixed Charge Ratio" shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the ratio of (a) EBITDA for the Monthly Test Period most recently ended before such date, to (b) Fixed Charges for the Monthly Test Period most recently ended before such date, in each case taken as one accounting period.

                  "Fixed Charges" shall mean, on any calculation date, for any Monthly Test Period, the sum of the following for Borrower, individually and collectively, on a consolidated and consolidating basis: (a) Total Debt Service for such period, (b) Capital Expenditures and management and services fees during such period, (c) income taxes paid in cash or accrued during such period,
(d) dividends paid or accrued or declared during such period and (e) and principal payments made by Borrower pursuant to a HUD Financing. Any principal payments by Borrower made pursuant to the Revolving Facility shall be excluded from this definition.

                  "Interest Coverage Ratio" shall mean, at any date of determination, for Borrower individually and on a consolidated and consolidating basis, without duplication, the ratio of (a) EBITDA for the Monthly Test Period most recently ended before such date (taken as one accounting period), to (b) Interest Expense for the Monthly Test Period most recently ended before such date (taken as one accounting period).

                  "Interest Expense" shall mean, for any Test Period, total interest expense (including attributable to Capital Leases in accordance with GAAP) of Borrower individually and collectively, on a consolidated and consolidating basis with respect to all outstanding Indebtedness, including, without limitation, (i) the Interest Expense on the aggregate outstanding amount of the Term Loan on such date, (ii) the Interest Expense on the aggregate amount of all Advances outstanding under the Revolving Facility on such date, (iii) the Interest Expense on the aggregate amount of all Capitalized Lease Obligations on such date, (iv) the Interest Expense on the aggregate outstanding amount of all 1818 Mezzanine Fund Subordinated Indebtedness on such date, (v) the Interest Expense on the aggregate outstanding amount of the Seller Notes, excluding all non-cash interest expenses related to such Seller Notes, (vi) Interest Expense on any other Indebtedness on such date, (vii) the Interest Expense on the aggregate outstanding amount of any HUD Financing and (vii) capitalized interest, but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

                  "Interest Rate Agreement" shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

                  "Leverage Test Period" shall mean a period ending on the last calendar day of each month, including the twelve most recent calendar months then ended (taken as one accounting period), or such other period as specified in the Agreement or any Annex thereto.

                  "Monthly Test Period" shall mean a period ending on the last calendar day of each month, including the three most recent calendar months then ended (taken as one accounting period), or such other period as specified in the Agreement or any Annex thereto.

                  "Net Income" shall mean, for any Test Period, the net income (or loss) of Borrower individually and collectively on a consolidated and consolidating basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Borrower by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person's assets are acquired by a Borrower, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of a Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income.

                  "Net Leverage Ratio" shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the ratio of (i) the Term Loan balance on such date, to (ii) EBITDA (including overhead without duplication to overhead allocated to the Unit Management Division) generated from the operation of Borrower owned Real Property.

                  "Senior Leverage Ratio" shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the ratio of (i) the aggregate outstanding amount of (A) the aggregate outstanding amount of the Term Loan on such date, (B) the aggregate amount of all Advances outstanding under the Revolving Facility on such date, (C) the aggregate amount of all Capitalized Lease Obligations on such date, and (D) the aggregate outstanding amount of all HUD Financings to (ii) EBITDA (including overhead without duplication to overhead allocated to the Unit Management Division).

                  "Test Period" means, individually and/or collectively, Monthly Test Period and Leverage Test Period.

                  "Total Debt" shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the sum of (i) the aggregate outstanding amount of the Term Loan on such date, (ii) the aggregate amount of all Advances outstanding under the Revolving Facility on such date, (iii) the aggregate amount of all Capitalized Lease Obligations on such date, (iv) the aggregate outstanding amount of all Subordinated Debt on such date, (v) the aggregate outstanding amount of all Seller Notes, and (vi) any other Indebtedness on such date, (vii) the aggregate outstanding amount of all HUD Financings, less (viii) cash held on such date and
(ix) Cash Equivalents held on such date.

                  "Total Debt Service" shall mean for any period, for Borrower individually and collectively on a consolidated and consolidating basis, the sum of (i) scheduled or other required payments of principal on Indebtedness, and
(ii) Interest Expense, in each case for such period.

                  "Total Leverage Ratio" shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the ratio of (i) Total Debt on such date, to (ii) EBITDA (including overhead without duplication to overhead allocated to the Unit Management Division).

                  "Unit Management Division" shall mean Borrower's business unit (which operates under Sunstone Behavioral Health, Inc. and its Subsidiaries) which provides management services to the psychiatric units of medical/surgical hospitals pursuant to management contracts.